EXHIBIT 3.212

APPLICATION FOR

CERTIFICATE OF AUTHORITY

OF

VANTAGE MINING COMPANY

To the Secretary of State

    of the State of West Virginia:

Pursuant to the provisions of Sections 53 and 54, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation hereby applies for a Certificate of Authority to transact business in West Virginia, and for that purpose submits the following statement:

The name of the corporation is VANTAGE MINING COMPANY.

The name which it elects to use in West Virginia is VANTAGE MINING COMPANY (Note 1).

It is incorporated under the laws of Kentucky.

The date of its incorporation is September 11, 1984, and the period of its duration is perpetual.

The address of its principal office in the state under the laws of which it is incorporated is Kentucky Home Life Building, Louisville, KY 40202.

The address of its principal office in West Virginia (if any) is 1200 Charleston National Plaza, Charleston, WVA 25301.

If there is no principal office in West Virginia, recording will be made in Kanawha County.

The name and address of the person to whom shall be sent all process served upon, or service of which is accepted by, the Secretary of State, is:

Name	Address
C T CORPORATION SYSTEM	1200 CHARLESTON NATIONAL PLAZA CHARLESTON, WEST VIRGINIA 25301

The purpose or purposes which it proposes to pursue in the transaction of any or all lawful business in West Virginia are: To engage in the transaction of any or all lawful business for which corporations may conduct business under the provisions of the West Virginia Business Corporation Act.

VANTAGE MINING COMPANY

Officers and Directors

Name	Office	Address

*E. J. Wood	President	121 Sayer Circle Logan, WV 25601

*W. E. Furlong	Vice President and Treasurer	92 Benedict Road Bethel, CT 06801

*J. E. Nutson	Secretary	565 N. Columbus Avenue Mount Vernon, NY 10552

M. E. Markham	Assistant Secretary	P. O. Box 1417 Lebanon, VA 24266

G. F. Carter	Assistant Secretary	P. O. Box 548 St. Paul, VA 24283

I. A. Sammons	Assistant Secretary	413 E. McDonald Avenue Man, WV 25635

*	Also a Director.

The aggregate number of its issued shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

Number of Series	Class	Series	Par Value per Share or Statement that Shares are without Par Value
10	Common		$1.00

The amount of its stated capital, as defined in Section 6, Article 1, Chapter 31, of the Code of West Virginia, is $10.00.

An estimate of the value of all property to be owned by it for the following year, wherever located is $2,828,950.

An estimate of the value of its property to be located within West Virginia during such year $2,828,950.

An estimate of the gross amount of business to be transacted by it during such year is $6,000,000.

An estimate of the gross amount of business to be transacted by it at or from places of business in West Virginia during such year is $6,000,000.

The number of acres of land it desires to hold in West Virginia is -0- acres.

This application is accompanied by a copy of its articles of incorporation and all amendments thereto, duly authenticated by the proper officer of the state or county under the laws of which it is incorporated, together with Certificate of Good Standing properly authenticated.

Dated December 6, 1984.

Vantage Mining Company (Note 2)

By	/s/ William E. Furlong

Its Vice President and Treasurer and /s/ Jane E. Nutson
ITS SECRETARY

ARTICLES OF MERGER

OF

VANTAGE MINING COMPANY

a Kentucky corporation

INTO

BILTMORE COAL COMPANY

a Kentucky corporation

Pursuant to KRS 271A.355, the undersigned corporations adopt the following Articles of Merger:

FIRST: The plan of merger as set forth in Exhibit A attached hereto and made a part hereof was approved by the sole shareholder of Vantage Mining Company, a Kentucky corporation, on the 19th day of September, 1988, in the manner prescribed by the Kentucky Revised Statutes, and was approved by the sole shareholder of Biltmore Coal Company, a Kentucky corporation, on the 19th day of September, 1988, in the manner prescribed by the Kentucky Revised Statutes.

SECOND: As to each participating corporation, the shareholders of which voted on such plan of merger, the number of shares outstanding, all of which are common, and the number of shares entitled to vote on such plan, the number of such shares voted for and against the plan are as follows:

Name of Corporation	Number of Shares Outstanding	Number of Shares Entitled to Vote	Voted For	Voted Against
Vantage Mining Company	10	10	10	0
Biltmore Mining Company	10	10	10	0

Dated this 20th day of September, 1988.

BILTMORE COAL COMPANY

By	/s/
its Vice President

By	/s/
its Secretary

VANTAGE MINING COMPANY

By	/s/
its Vice President

By	/s/
its Secretary

STATE OF CONNECTICUT	)
) SS
COUNTY OF FAIRFIELD	)

I, Joan A. Mallia, a notary public, do hereby certify that on this 20th day of September, 1988, personally appeared before me James B. Hartough, who, being by me first duly sworn, declared that he is a Vice President of Biltmore Coal Company, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s/ Joan A. Mallia
Notary Public
Joan A. Mallia
Notary Public
My Commission Expires March 31, 1990

(NOTARIAL SEAL)

STATE OF CONNECTICUT	)
) SS
COUNTY OF FAIRFIELD	)

I, Joan A. Mallia, a notary public, do hereby certify that on this 20th day of September, 1988, personally appeared before me Thomas F. Tabacchi, who, being by me first duly sworn, declared that he is a Vice President of Vantage Mining Company, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s/ Joan A. Mallia
Notary Public
Joan A. Mallia
Notary Public
My Commission Expires March 31, 1990

(NOTARIAL SEAL)

Exhibit A

Plan of Merger

1. Vantage Mining Company (“Vantage”), a corporation incorporated on September 11, 1984 under the laws of the Commonwealth of Kentucky, shall be merged with and into Biltmore Coal Company (the “Surviving Corporation”), a corporation incorporated on September 11, 1984 under the laws of the Commonwealth of Kentucky, effective upon filing the Article of Merger with the Secretary of the Commonwealth of Kentucky.

2. Upon the merger becoming effective, the Surviving Corporation shall assume all obligations and liabilities of Vantage, and all shares of capital stock of Vantage shall be automatically cancelled.

3. Article First of the Articles of Incorporation of the Surviving Corporation, upon completion of the merger becoming effective and without further shareholder action, shall be amended to read in its entirety as follows:

“FIRST:     The name of the corporation is

                  Vantage Mining Company.”